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                                                                    Exhibit 10.3

                                    AGREEMENT

        THIS AGREEMENT is entered into this ___ day of _________, 2001, between Exchange National Bancshares, Inc., a Missouri corporation (the "Company"), and __________________________ ("Employee").

                                   WITNESSETH:

        WHEREAS, Employee is a valued employee of the Company or a subsidiary of the Company; and

        WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders (i) to provide assurance that the Company and its subsidiaries will have the continued service of Employee notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Section 1), (ii) to diminish the distraction to Employee that may arise by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control, and (iii) to encourage Employee's full attention and dedication to the Company and its subsidiaries currently and in the event of a threatened or pending Change of Control;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

        1. Certain Definitions. As used in this Agreement, unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings:

        (a) Cause. "Cause" means (i) Employee has failed materially to devote reasonable attention and time during normal business hours to the business and affairs of the Company or the subsidiary of the Company that is the primary employer of Employee (the "Bank") and, to the extent necessary to discharge the responsibilities assigned to Employee from time to time, to use Employee's reasonable best efforts to faithfully and efficiently perform such responsibilities (other than as a result of incapacity due to physical or mental illness), which failure is demonstrably willful and deliberate on Employee's part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of a written notice from the Company specifying such breach, (ii) Employee has been convicted of a felony or misdemeanor involving moral turpitude, (iii) Employee has engaged in acts or omissions against the Company or a subsidiary of the Company constituting dishonesty, intentional breach of fiduciary obligation, or intentional wrongdoing or misfeasance, which acts or omissions result in a material detriment to the assets, business or prospects of the Company or such subsidiary, (iv) Employee has acted intentionally and in bad faith in a manner which results in a material detriment to the assets, business or prospects of the Company or a subsidiary of the Company, or (v) Employee has been guilty of habitual absenteeism, chronic alcoholism or other form of addiction.

        (b) Change of Control. "Change of Control" means the occurrence of any of the following events:

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                (i)     any "person" (as such term is used in Sections 13(d) and
        14(d) of the Securities Exchange Act of 1934, as in effect on the date hereof (the "Exchange Act")), other than the Company or any corporation owned, directly or indirectly by it, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes, after the date hereof, the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power of the Company's then-outstanding securities ("Interested Shareholder");

                (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities (which term means any securities which vote generally in the election of directors) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        (c) Change of Control Period. "Change of Control Period" means the period commencing on the date hereof and ending on the second anniversary of such date; provided, however, that commencing on a date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof being hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to Employee that the Change of Control Period shall not be so extended.

        (d) Date of Termination. "Date of Termination" means (i) if Employee's employment is terminated by the Company or the Bank, as applicable, for Cause, or by Employee for Good Reason, the date of receipt of the Notice of Termination or any later date permitted to be specified therein, as the case may be, (ii) if Employee's employment is terminated by the Company or the Bank, as applicable, other than for Cause or Disability, the Date of Termination shall be the date on which the Company or the Bank notifies Employee of such termination,
(iii) if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date (as defined in Section 2(a)), as the case may be, and (iv) if Employee's employment is terminated by Employee for other than Good Reason, the Date of Termination shall be the date on which Employee notifies the Company in writing of such termination or any later date permitted to be specified therein, as the case may be.

        (e) Disability. The "Disability" of Employee shall mean the inability of Employee to perform Employee's duties hereunder by reason of any medically determinable physical or

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mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months, as determined in writing by a qualified independent physician mutually acceptable to Employee and the Company, which agreement as to acceptability shall not be reasonably withheld.

        (f) Effective Date. "Effective Date" means the first date on which a Change of Control occurs during the Change of Control Period; provided, however, if (i) a Change of Control occurs, (ii) Employee's employment is terminated by the Company or the Bank, as applicable, other than for Cause or Employee terminates his employment for Good Reason, in either case prior to the date on which the Change of Control occurs, and (iii) it is reasonably demonstrated by Employee that such termination of employment or such action by the Company or the Bank triggering Employee's right to terminate Employee's employment for Good Reason (A) was at the request or direction of a third party who has taken steps reasonably calculated to effect the Change of Control, or (B) otherwise arose in connection with or in anticipation of the Change of Control, then for purposes of this Agreement "Effective Date" shall mean the date immediately prior to the date of such termination of employment by the Company or the Bank, as applicable, or by Employee for Good Reason.

        (g)     Good Reason. "Good Reason" means any of the following:

                (i) Any reduction or diminution in Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities in any material respect from the most significant of those held, exercised or assigned at any time during the 90-day period immediately preceding the Effective Date; excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or the Bank promptly after receipt of notice thereof given by Employee to the Company;

                (ii) Any reduction in Employee's annual base salary to less than twelve times the highest monthly base salary paid or payable to Employee by the Company or the Bank, as applicable, in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs; excluding for this purpose any isolated, insubstantial and inadvertent action not occurring in bad faith and which is remedied by the Company or the Bank promptly after receipt of notice thereof given by Employee to the Company;

                (iii) Any reduction in benefits received by Employee under Company Plans (as defined below) to less than the most favorable benefits provided to Employee by the Company or the Bank, as applicable, under Company Plans at any time during the 90-day period immediately preceding the Effective Date; excluding for this purpose any isolated, insubstantial and inadvertent action not occurring in bad faith and which is remedied by the Company or the Bank promptly after receipt of notice thereof given by Employee to the Company. "Company Plans" means
        (1) all incentive, savings and retirement plans, practices, policies and programs, (2) all welfare benefit plans, practices, policies and programs (including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), (3) expense reimbursement for all reasonable employment expenses incurred

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        by Employee, (4) the provision of fringe benefits, (5) the provision of an office or offices of a certain size and with furnishings and other appointments, and personal secretarial and other assistance and (6) the provision of paid vacation time;

                (iv) Employee being required by the Company or the Bank, as applicable, to be based at any office or location that is more than 35 miles from the location where Employee was employed immediately preceding the Effective Date; and

                (v) Any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, or any failure by any such successor after ten days notice from Employee to so perform this Agreement.

        (h) Notice of Termination. "Notice of Termination" means a written notice of termination which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

        (i) Post-Effective Period. "Post-Effective Period" means the period commencing on the Effective Date and ending on the second anniversary of such date.

        2.      Termination of Employment During the Post-Effective Period.

        (a) Death or Disability. Employee's employment shall terminate automatically upon Employee's death during the Post-Effective Period. If the Company determines in good faith that the Disability of Employee has occurred during the Post-Effective Period, it may give Employee written notice in accordance with Section 9(b) of its intention to terminate Employee's employment. In such event, Employee's employment with the Company or the Bank, as applicable, shall terminate effective on the 30th day after receipt of such notice by Employee (the "Disability Effective Date"), provided that within the 30 days after such receipt Employee shall not have returned to full-time performance of Employee's duties.

        (b) Cause. The Company or the Bank, as applicable, may terminate Employee's employment during the Post-Effective Period for Cause or without Cause. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without (i) reasonable notice to Employee setting forth the reasons for the Company's or the Bank's intention to terminate for Cause, (ii) an opportunity for Employee, together with his or her counsel, to be heard before the Board of Directors of the Company, and (iii) delivery to Employee of a Notice of Termination from the Board of Directors of the Company finding that in the good faith opinion of the Board of Directors Employee was guilty of conduct set forth in Section 1(a), and specifying the particulars thereof in detail.

        (c) Good Reason. Employee's employment may be terminated during the Post-Effective Period by Employee for Good Reason or without Good Reason.

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        (d)     Notice of Termination. Any termination by the Company or the
Bank, as applicable, for Cause, or by Employee for Good Reason, shall be communicated by Notice of Termination to the Company or Employee, as applicable, in accordance with Section 9(b). The failure by Employee or by the Company or the Bank, as applicable, to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Employee or the Company hereunder or preclude Employee or the Company from asserting such fact or circumstance in enforcing Employee's or the Company's rights hereunder.

        3. Obligations of the Company Upon Termination During the Post-Effective Period.

        (a) Terminations Other Than for Cause; Termination for Good Reason. If, during the Post-Effective Period, the Company or the Bank, as applicable, shall terminate Employee's employment other than for Cause or the Disability of the Employee, or Employee shall terminate employment for Good Reason:

                (i) the Company shall pay to Employee cash in an amount equal to the aggregate of the following amounts, which payment shall be made in a lump sum or in 12 consecutive monthly installments, as determined by the Company, commencing within five days after the Date of
        Termination: (A) an amount equal to ________ times the highest monthly base salary paid or payable to Employee by the Company and, if applicable, by the Bank in respect of the twelve-month period immediately preceding the month in which the Notice of Termination is given, (B) an amount equal to ________ times the amount of any incentive bonus paid or payable to Employee by the Company and, if applicable, by the Bank in respect of the year immediately preceding the year in which the Notice of Termination is given, (C) the proportionate amount of any incentive bonus and other compensation, payments and benefits which would otherwise have been received by Employee with respect to the year in which the Notice of Termination is given if Employee were employed on the last day of such year, and (D) any accrued vacation pay, to the extent not theretofore paid; and

                (ii) Employee shall receive all amounts or benefits to which Employee is entitled for the period prior to the Date of Termination under any plan, program, policy, practice, contract or agreement of the Company and, if applicable, of the Bank (excluding amounts otherwise required to be paid under this Section 3(a)), at the time such amounts or benefits are due.

        (b) Termination for Cause; Termination Other than for Good Reason If Employee's employment shall be terminated for Cause during the Post-Effective Period or if Employee terminates employment during the Post-Effective Period other than for Good Reason, this Agreement shall terminate without further obligation of the Company or the Bank, as applicable, to Employee other than (i) the obligation to pay to Employee base salary through the Date of Termination, any incentive bonus and other compensation, payments and benefits for the most recently completed fiscal year and any accrued vacation pay, to the extent theretofore unpaid, which amounts shall be paid to Employee in a lump sum in cash within 30 days of the Date of Termination, and (ii) the obligation to pay to Employee all amounts or benefits to which Employee is entitled for the period prior to the Date of Termination under any plan, program,

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policy, practice, contract or agreement of the Company and, if applicable, of the Bank (excluding amounts otherwise required to be paid under this Section 3(b)), at the time such amounts or benefits are due.

        (c) Termination as a Result of Death or Disability. In the event of the termination of Employee's employment during the Post-Effective Period as a result of the death or Disability of Employee, Employee shall be entitled to death or long-term disability benefits, as the case may be, from the Company, no less favorable than those benefits to which Employee would have been entitled had the death or termination for Disability occurred during the six-month period prior to the Effective Date. If at any time during the Post-Effective Period but prior to a termination for Disability, Employee is unable to perform his duties due to a Disability, Employee shall continue to receive a monthly base salary in an amount equal to Employee's monthly base salary in effect at the commencement of such disability until Employee's employment is terminated as a result of Disability or Employee is able to perform his duties; provided, however, that the amount of any such payments shall be reduced by any payments to which Employee may be entitled for the same period because of the disability under any other disability or pension plan of the Company or any of its subsidiaries.

        (d) Interest. Without limiting the rights of Employee at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided under this Agreement on a timely basis, the Company will pay interest on the amount or the value thereof at one hundred twenty percent (120%) of the rate (the "Applicable Federal Rate") provided in section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

        (e) Section 280G Gross-Up. Notwithstanding anything to the contrary contained in this Agreement, in the event that the aggregate payments or benefits to be made or afforded to Employee under this Section 3 (the "Termination Benefits") cause Employee to be liable or obligated for the payment of any Federal excise taxes under Section 4999(a) of the Code, and/or any state or local excise taxes attributable to an "excess parachute payment" under
Section 280G of the Code, the Company promptly shall pay or reimburse Employee for the amount of such Federal, state and local excise taxes and, in addition, for the following additional tax liabilities:

                (i) All Federal, state and local excise taxes attributable to the tax gross-up provided for under this Section 3(e); and

                (ii) All Federal, state and local income taxes imposed on amounts paid pursuant to, and including all income taxes attributable to, this Section 3(e).

        (f) Change of Control Payment Limitation. Notwithstanding anything to the contrary contained in this Agreement, in the event that, within six months after the Effective Date, the Aggregate Change of Control Payment (as defined below) is more than the Total Payment Limit (as defined below), then the aggregate payments or benefits to be made or afforded to Employee hereunder shall be subject to reduction as follows:

                (i) Employee and all other directors, officers or employees of the Company and its subsidiaries who would be entitled to payment or reimbursement for taxes and tax

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        gross-ups as a result of the occurrence of a Change of Control in substantially the manner contemplated by Section 3(e) of this Agreement, shall have such payments and reimbursements reduced to the extent necessary to cause the Aggregate Change of Control Payment to be not more than the Total Payment Limit. The reduction in the payment or reimbursement to which Employee would otherwise be entitled under
        Section 3(e) shall be made in the same proportion that the aggregate payments or benefits to be made or afforded to Employee under this Agreement (prior to the application of this Section 3(f)) would bear to the aggregate payments or benefits to be made or afforded to Employee and all such directors, officers or employees (prior to the application of this Section 3(f)). Any reduction or elimination in the payment or reimbursement under Section 3(e) pursuant to this Section 3(f)(i) shall be made before any other payment or benefit to be made or afforded to Employee hereunder shall be affected by this Section 3(f).

                (ii) If, after the application of Section 3(f)(i), the Aggregate Change of Control Payment continues to be more than the Total Payment Limit, Employee and all other directors, officers or employees of the Company and its subsidiaries who would be entitled to payments or benefits as a result of the occurrence of a Change of Control in substantially the manner contemplated by Section 3(a) and (d) of this Agreement, shall have such payments or benefits reduced to the extent necessary to cause the Aggregate Change of Control Payment to be not more than the Total Payment Limit. The reduction in the payments or benefits to which Employee would otherwise be entitled under Section 3(a) and (d) shall be made in the same proportion that the aggregate payments or benefits to be made or afforded to Employee under this Agreement (after the application of Section 3(f)(i) but prior to the application of this Section 3(f)(ii)) would bear to the aggregate payments or benefits to be made or afforded to Employee and all such directors, officers or employees (after the application of Section 3(f)(i) but prior to the application of this Section 3(f)(ii)).

        As used in this Section 3(f), the following terms have the following meanings:

        "Aggregate Change of Control Payment" means the sum of: (i) the aggregate payments or benefits to be made or afforded to Employee under Section 3(a), (d) and (e) of this Agreement, plus (ii) the aggregate severance or other similar payments or benefits to be made or afforded to Employee and all other directors, officers or employees of the Company and its subsidiaries under any other employment, severance, consulting and other compensation agreements, plans or arrangements as a result of the occurrence of a Change of Control, including amounts realizable from the accelerated vesting of stock options.

        "Total Payment Limit" means an amount equal to five percent (5%) of the aggregate cash and other consideration that shareholders of the Company will receive as a result of a Change of Control.

        4. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its subsidiaries and for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any contract

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or agreement with the Company or any of its subsidiaries. Amounts which are vested benefits or which Employee is otherwise entitled to receive at or subsequent to the Date of Termination under any plan, policy, practice or program of or any contract or agreement with the Company or any of its subsidiaries shall be payable in accordance with such plan, policy, practice or program or contract or agreement, except as explicitly modified by this Agreement.

        5.      Full Settlement; Resolution of Disputes.

        (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off that the Company may have against Employee or others. In no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Employee obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which Employee may reasonably incur as a result of any dispute or contest (regardless of the outcome thereof) by the Company, Employee or others of the validity or enforceability of, or the existence of liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at one hundred twenty percent (120%) of the Applicable Federal Rate.

        (b) If there shall be any dispute or contest between the Company and Employee (i) in the event of any termination of Employee's employment by the Company or the Bank, as applicable, whether such termination was for Cause, or
(ii) in the event of any termination of employment by Employee whether Good Reason existed, then, unless a written opinion of independent legal counsel selected by a majority of disinterested directors is furnished to the Company opining that such termination was for Cause or that the determination by Employee of the existence of Good Reason did not exist for termination of employment by Employee, the Company shall pay all amounts, and provide all benefits, to Employee and/or Employee's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to
Section 3(a) as though such termination were by the Company or the Bank without Cause or by Employee with Good Reason. If the Company does not promptly pay the amounts and provide the benefits contemplated by this Agreement because it has received a written opinion of independent legal counsel to the effect described in the immediately preceding sentence, then (A) a notice to that effect shall be promptly provided to Employee together with a copy of such legal opinion which shall disclose the reasons for such legal opinion, (B) Employee may bring suit in any court of competent jurisdiction against the Company to enforce Employee's rights under this Agreement, (C) the burden of proving that Employee is not entitled to receive the amounts and the benefits contemplated by this Agreement shall be on the Company, (D) the Company shall advance to Employee all legal fees and expenses which Employee may reasonably incur as a result of any such action, if Employee undertakes to repay such fees and expenses in the event that there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that Good Reason did not exist for termination of employment by Employee, and (E) if a court of competent jurisdiction renders a final, nonappealable judgment declaring that such termination was not for Cause or that Good Reason did exist for such termination by Employee, then Employee shall receive all payments

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and benefits contemplated by this Agreement, plus interest on any delayed payment or benefit at one hundred twenty percent (120%) of the Applicable Federal Rate.

        6. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries and their businesses which shall have been obtained by Employee during Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by Employee in violation of this Agreement). After termination of Employee's employment with the Company or its subsidiaries, Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, use, or communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

        7.      Successors.

        (a) This Agreement is personal to Employee and shall not be assignable by Employee without the prior written consent of the Company otherwise than by will or the laws of descent and distribution. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employer's estate.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        8. Prohibition of Payments by Regulatory Agencies. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to make any payment to Employee under this Agreement if the payment would violate any rule, regulation or order of any regulatory agency having jurisdiction over the Company or any of its subsidiaries; provided, however, that the Company covenants to Employee that it will take all reasonable steps to obtain any regulatory agency approvals that may be required in order to make payments to Employee as provided herein.

        9.      Miscellaneous.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. This Agreement

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supersedes all previous agreements relating to the subject matter of this
Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto.

        (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                If to the Company:                          If to the Employee:
                Exchange National Bancshares, Inc.          ____________________
                132 E. High Street                          ____________________
                Jefferson City, MO  65101                   ____________________
                Attention:  Secretary                       ____________________

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        (e) Employee's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Employee or the Company may have hereunder, including, without limitation, the right of Employee to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        (f) This Agreement is not an employment agreement and nothing herein contained shall be construed as requiring the Company or any of its subsidiaries to employ Employee for any specific period. Employee and the Company acknowledge that, except as may otherwise be provided under any other written agreement between Employee and the Company or any of its subsidiaries, as applicable, the employment of Employee by the Company or any such subsidiary is "at will" and, prior to the Effective Date, may be terminated by either Employee or the Company and any such subsidiary, as applicable, at any time. Moreover, if prior to the Effective Date, Employee's employment with the Company and its subsidiaries, terminates, then Employee shall have no further rights under this Agreement.

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        IN WITNESS WHEREOF, Employee has hereunto set Employee's hand and pursuant to the authorization from its Board of Directors the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                                     Company:

                                                     EXCHANGE NATIONAL
                                                     BANCSHARES, INC.


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

                                                     Employee:


                                                     ---------------------------
                                                     Name:

             Schedule of Parties to the Foregoing Form of Agreement

The following individuals each has entered into an agreement in the form of the immediately preceding agreement form. Set forth opposite the name of each such individual is the information that has been filled in the blanks set forth in
Section 3(a)(i)(A) and 3(a)(i)(B), respectively, of such agreement.

---------------------------------------------------------------------------------------------------------------
                                                             Salary Multiple              Bonus Multiple
Name                                                       Section 3(a)(i)(A)           Section 3(a)(i)(B)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Donald L. Campbell                                              36 months                    3 years
---------------------------------------------------------------------------------------------------------------
David T. Turner*                                                36 months                    3 years
---------------------------------------------------------------------------------------------------------------
James E. Smith                                                  36 months                    3 years
---------------------------------------------------------------------------------------------------------------
Richard G. Rose                                                 12 months                     1 year
---------------------------------------------------------------------------------------------------------------
Kathleen L. Bruegenhemke                                        12 months                     1 year
---------------------------------------------------------------------------------------------------------------

---------------
* In Section 1(g)(iv) of Mr. Turner's agreement, the mile reference appearing therein is "20 miles" (as compared with "35 miles" in all other agreements)

-------------------------------------------------------------------------------------------
             Change of Control Agreements
-------------------------------------------------------------------------------------------
Name                                                                Salary Multiple
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
Donald L. Campbell                                                         3
-------------------------------------------------------------------------------------------
David T. Turner                                                            3
-------------------------------------------------------------------------------------------
James E. Smith                                                             3
-------------------------------------------------------------------------------------------
James Vossen                                                               1
-------------------------------------------------------------------------------------------
Gary Collins                                                               1
-------------------------------------------------------------------------------------------
Richard G. Rose                                                            1
-------------------------------------------------------------------------------------------
Kathleen L. Bruegenhemke                                                   1
-------------------------------------------------------------------------------------------
Shirley Wilson                                                             1
-------------------------------------------------------------------------------------------
Cynthia Glasscock                                                          1
-------------------------------------------------------------------------------------------
Gene Henry                                                                 1
-------------------------------------------------------------------------------------------
Betty Beach                                                                1
-------------------------------------------------------------------------------------------
Shirley Boyd                                                               1
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------